UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2012

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Ameriprise Financial Center Minneapolis, Minnesota	55474
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01       Regulation FD Disclosure.

On March 12, 2012, Ameriprise Financial, Inc. (the “Company”) made available a revised Statistical Supplement to illustrate the anticipated changes to the presentation of the Company’s financial results through the fourth quarter of 2011  as a result of the retrospective adoption, effective January 1, 2012, of Accounting Standards Update No. 2010-26 (previously referred to as EITF Issue No. 09-G).  The revised Statistical Supplement also reflects certain unrelated expense reclassifications.  The Company is making this information available to provide investors an opportunity to become familiar with the expected impact of the accounting standard update to its financial results and the presentation thereof prior to the Company’s earnings release for the quarter ending March 31, 2012.  A copy of the Statistical Supplement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference and furnished herewith.

We follow accounting principles generally accepted in the United States (“GAAP”). The Statistical Supplement includes information on both a GAAP and non-GAAP adjusted basis. Certain non-GAAP performance measures exclude the impact of consolidating certain investment entities (“CIEs”), as well as certain integration/restructuring charges, market impact on variable annuity guaranteed living benefits, realized gains (losses) and income (loss) from discontinued operations. Management believes that the presentation of these non-GAAP financial measures better reflects the underlying performance of our core operations and facilitates a more meaningful trend analysis. The Statistical Supplement also contains certain non-GAAP debt, capital and shareholders’ equity measures, along with financial ratios incorporating such measures, that exclude amounts related to one or more of the following: accumulated other comprehensive income (loss) (“AOCI”), non-recourse debt, fair value of hedges, unamortized discount, the net of assets and liabilities held for sale and the impact of consolidating the assets of certain CIEs.  Management believes that these non-GAAP debt, capital and shareholders’ equity measures, and the corresponding ratios, better represent our capital structure. Management uses certain of these non-GAAP measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors. Also, certain of these non-GAAP measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and for certain compensation-related matters.

Our non-GAAP financial measures included in the Statistical Supplement, which our management views as important indicators of financial performance, include the following: adjusted net pretax operating margin; adjusted operating earnings; adjusted operating revenues; Ameriprise Financial shareholders’ equity from continuing operations excluding AOCI; Ameriprise Financial shareholders’ equity from continuing operations excluding CIEs; Ameriprise Financial shareholders’ equity from continuing operations excluding CIEs and AOCI; basic operating earnings per share; effective tax rate excluding CIEs; operating earnings (loss); operating earnings per diluted share; operating effective tax rate; operating expenses; operating net investment income; operating return on allocated equity; operating return on equity excluding CIEs and AOCI; operating total net revenues; pretax operating earnings (loss); pretax operating margin; return on allocated equity; return on equity excluding AOCI; total Ameriprise Financial capital from continuing operations excluding fair value of hedges, unamortized discount, non-recourse debt for inverse floaters and equity of CIEs; total Ameriprise Financial long-term debt excluding non-recourse debt for inverse floaters, fair value of hedges and unamortized discount; and total Ameriprise Financial long-term debt to total Ameriprise Financial capital from continuing operations excluding fair value of hedges, unamortized discount, non-recourse debt for inverse floaters and equity of CIEs.

Item 9.01       Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

Exhibit 99.1	Revised Statistical Supplement for the quarterly period ended December 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(Registrant)

Date: March 12, 2012	By	/s/ David K. Stewart
David K. Stewart
Senior Vice President and
Controller (Principal Accounting Officer)